Filed Pursuant to Rule 424(b)(5)

Registration No. 333-291563

PROSPECTUS SUPPLEMENT

(to Prospectus Dated December 8, 2025)

Up to $20,000,000

and 52,000 Shares of Common Stock

TOMI Environmental Solutions, Inc.

This prospectus supplement, which supplements the accompanying prospectus, relates to the issuance and sale of up to $20,000,000 of shares of our common stock, par value $0.01 per share (the “Shares”), that we may sell to Hudson Global Ventures, LLC (“Hudson Global”), from time to time pursuant to the equity purchase agreement, dated as of November 5, 2025 (the “Purchase Agreement”), that we have entered into with Hudson Global, and an additional 52,000 shares of our common stock being issued to Hudson Global upon the filing of this prospectus as consideration for its commitment to purchase the Shares pursuant to the Purchase Agreement (the “Commitment Shares”).

Hudson Global is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).  Hudson Global has informed us that it intends to sell to the public the Purchase Shares and Commitment Shares that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the Nasdaq Capital Market at prices and at terms then prevailing or at prices related to the then current market price. See “The Hudson Global Transaction” for a description of the Purchase Agreement and additional information regarding Hudson Global.

   The purchase price for the Shares will be based upon formulas set forth in the Purchase Agreement and will fluctuate based on the market price of our common stock at the time we submit a purchase notice to Hudson Global. We will pay the expenses incurred in connection with the issuance of the shares of our common stock. See “Plan of Distribution” for more information.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “TOMZ.” On December 10, 2025, the last sale price of our common stock as reported on Nasdaq was $0.7806 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $15,105,036, based on 15,388,178 shares of our common stock held by non-affiliates and a closing sale price of $0.98 per share as reported on The Nasdaq Capital Market on October 30, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, may rely on certain scaled disclosure and reporting requirements.

We are a “smaller reporting company” under applicable federal securities laws and therefore subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement beginning on page S-8 and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 11, 2025.

TABLE OF CONTENTS

Prospectus Supplement

S-2

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering in common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

This prospectus supplement, the accompanying prospectus and the documents incorporated into this prospectus supplement by reference include important information about us, the shares being offered and other information you should know before investing in our common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus and any document incorporated by reference into this prospectus supplement that was filed with the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We further note that the representations, warranties and covenants made by us in any agreement, including the Purchase Agreement, that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on this prospectus supplement and the accompanying prospectus and the information incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we nor Hudson Global have authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. We take no further responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Hudson Global is not, offering to sell these shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial conditions, liquidity, results of operations and prospectus may have changed since those dates. You should read this prospectus supplement the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise in indicated or the context otherwise requires, the terms “Company,” “we,” “us” or “our,” refer to TOMI Environmental Solutions, Inc. and its subsidiaries.

S-3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Any statements, other than statements of historical facts, in this prospectus supplement and accompanying prospectus, or incorporated herein and therein, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. These statements may be identified by such forward-looking terminology as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our company, are not guarantees of future results or performance and involve substantial risks and uncertainty. We may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements.

These forward-looking statements include, among other things, statements regarding:

•	our strategies to grow revenue and expand business development;
•	our expectations with respect to the remainder of 2025 and into 2026, including schedule of delivery, realization of revenue from backlog and open opportunities;
•	our ability to generate lead and referral for sales, the expectation to capture new markets;
•	our ability to improve financial performance;
•	our ability to acquire new customers and expands sales;
•	our ability to maintain and manage growth and generate sales;
•	our reliance on a single or a few products for a majority of revenues;
•	our general business and economic conditions;
•	our competitive position and the development of and projections relating to our competitors or our industry;
•	our estimates and expectations regarding future operations, financial position, revenues, costs, expenses, uses of cash, capital requirements or our need for additional financing;
•	the impact of laws and regulations;
•	our ability to raise additional capital or achieve sufficient revenue to properly fund our business and operating plan as well as our ability to continue as a going concern;
•	our strategies, prospects, plans, expectations or objectives;
•	the obligations and performance of ours and Hudson Global’s under the Purchase Agreement; and
•	our anticipated use of proceeds from this offering, if any.

 These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” Section of this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference herein and therein, before deciding to buy shares of our common stock.

Company Overview

TOMI Environmental Solutions, Inc. (“TOMI,” “we,” “our,” or the “Company”) is a global leader in bacteria decontamination and infectious disease control, offering environmentally friendly solutions for indoor air and surface disinfection and decontamination. Our flagship product, SteraMist, uses our patented and registered Binary Ionization Technology (“BIT”) to deliver a low-percentage (7.8%) hydrogen peroxide-based fog or mist to affect all indoor environments and surface areas.

Developed under a grant from the United States Defense Advanced Research Projects Agency (“DARPA”), SteraMist generates ionized Hydrogen Peroxide (“iHP”) using cold plasma science. BIT transforms a sole active ingredient hydrogen peroxide solution into iHP through a high voltage atmospheric cold plasma arc, producing submicron to 3-micron hydroxyl radical particles that effectively treat surfaces and environments with the same velocity and characteristics of a gas. Our innovative and novel process ensures eradication of pathogens with a 6-log (99.9999%) and greater kill rate, effectively leaving no harmful by-products lingering in the treated area. SteraMist’s innovative methodology, inspired from atmospheric chemistry, not only guarantees effectiveness but also maintains a commitment to environmental sustainability by ensuring the only by-product from the process is oxygen and humidity, a complete package of benefits unmatched in its industry.

We attribute our success to the collaborative efforts of Titan Defense and DARPA who uncovered a superior technology that mimics nature’s cleansing mechanism, bringing this natural phenomenon indoors and providing us with a competitive edge in the healthcare disinfection, life sciences decontamination, and food safety sanitization markets.

We believe that we possess the best technologies in the world in the disinfection and decontamination space. The needs of the pharmaceutical and vivarium space, as well as experiences with global pandemics and other heath related emergencies, such as the COVID-19 pandemics, has provided us with the opportunity and expertise to implement a clear strategy to develop and manufacture additional products to enhance and improve our portfolio. In addition, we continue to market and commercialize our BIT technology as an industry standard in disinfection and decontamination globally, which we believe will lead to increased market share, profitability, and capability strength.

Our products are an environmentally friendly solution, and our processes address the concerns of sustainability. Customers are requesting and discussing the positive results of our product and the environmentally friendly results compared to the caustic and environmentally unfriendly results of many other disinfectants.

SteraMist has established a successful track record in fighting pandemics and outbreaks and implementing SteraMist for emergency preparedness is vital. The COVID-19 pandemic took the world by surprise, and history has shown that other pandemics and viruses are likely to follow. Using a proven and trusted disinfectant for emergency outbreaks and daily for preventative maintenance, such as SteraMist, can alleviate the threat of infections from spreading and could stop a possible outbreak.

Stock Exchange Listing

Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “TOMZ.”

S-5

Corporate Information

We were incorporated as a Florida corporation on September 18, 1979 under the name Dauphin, Inc. and began our current operations in 2008 following a series of transactions and name changes. On May 14, 2009, we changed our name to TOMI Environmental Solutions, Inc. Our corporate headquarters are located at 8430 Spires Way, Suite N, Frederick, Maryland 21701. Our telephone number is (800) 525-1698. Our website address is www.tomimist.com. We do not incorporate by reference into this prospectus supplement the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement.

For further discussion of our business, we urge you to read the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference herein. See sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

Implications of being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure.  As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

S-6

THE OFFERING

The summary below describes the principal terms of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions.

Issuer	TOMI Environmental Solutions, Inc.

Issuer Common Stock Offered By Us

52,000 Commitment Shares being issued to Hudson Global upon the filing of this prospectus as consideration for its commitment to purchase the Shares pursuant to the Purchase Agreement.

Up to $20,000,000 of Shares that we may sell to Hudson Global from time to time, at our sole discretion, over a twenty-four (24) month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement.

Common Stock to be Outstanding After the Offering

Up to 24,268,223 shares of common stock, including the issuance and sale of 4,043,018 shares of common stock (including the Commitment Shares), based on the public offering price of $0.78 per share of common stock, which is equal to the closing sale price of our common stock on Nasdaq on December 1, 2025, that we may sell to Hudson Global from time to time. The actual number of shares issued will vary depending on the sales prices under this offering, but will not be greater than 4,043,018 shares, representing 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement, unless, in accordance with Nasdaq rules, we obtain shareholder approval of the issuance of shares of our common stock under the Purchase Agreement in excess of the Exchange Cap (as defined herein).

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for general corporate and working capital purposes. See the section titled “Use of Proceeds” on page S-15 of this prospectus supplement.

Nasdaq Capital Market Symbol	“TOMZ”

Risk Factors

Investment in our common stock involves substantial risks. You should read carefully the “Risk Factors” sections beginning on page S-8 of this prospectus supplement and page 5 of the accompanying prospectus, respectively, and in documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors to consider carefully before deciding to invest in our securities.

Transfer Agent	Continental Stock Transfer & Trust Company

The number of shares of common stock to be outstanding after this offering as set forth above is based on 20,225,205 shares issued and outstanding as of December 1, 2025, and excludes:

•

737,542 shares of common stock issuable upon vesting and exercise of stock options outstanding as of December 1, 2025, under our Amended and Restated 2016 Equity Incentive Plan (the “Plan”) (of which 737,542 shares are vested and exercisable as of December 1, 2025;

•	200,000 shares of common stock issuable upon the vesting of restricted stock units outstanding as of December 1, 2025 under the Plan;
•	1,499,000 shares of common stock reserved for future issuance under the Plan; and
•	2,604,388 shares of common stock issuable upon exercise of outstanding warrants.

S-7

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, as supplemented by any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other SEC filings. In addition, you should carefully consider the risk factors described below related to this offering and an investment in our securities. If any of these risks actually occur, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering and Our Common Stock

The sale or issuance of our common stock to Hudson Global may cause dilution, and the sale of the shares of common stock acquired by Hudson Global, or the perception that such sales may occur, could cause the price of our common stock to fall.

On November 5, 2025, we entered into the Purchase Agreement with Hudson Global, pursuant to which Hudson Global has committed to purchase up to $20,000,000 of our common stock. We are issuing 52,000 Commitment Shares to Hudson Global upon the filing of this prospectus as consideration for its commitment to purchase the Shares pursuant to the Purchase Agreement. The $20,000,000 of shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Hudson Global at our discretion from time to time over a twenty-four (24) month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the registration statement that this prospectus supplement forms a part of is effective. The purchase price for the shares that we may sell to Hudson Global under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to Hudson Global. Additional sales of our common stock, if any, to Hudson Global will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Hudson Global all, some or none of the shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Hudson Global, after Hudson Global has acquired the shares, Hudson Global may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Hudson Global by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Hudson Global, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may not be able to access sufficient funds under the Purchase Agreement when needed.

Our ability to sell shares to Hudson Global and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to Hudson Global at any one time, and a limitation on our ability to sell shares to Hudson Global to the extent that it would cause Hudson Global to beneficially own more than the Beneficial Ownership Cap (as defined herein). Additionally, under the Purchase Agreement, we will only be able to sell or issue to Hudson Global a maximum aggregate number of shares equal to the Exchange Cap of 19.99% of the shares of common stock outstanding immediately prior to the execution of the Purchase Agreement, unless we obtain shareholder approval to issue shares in excess of the Exchange Cap, or unless the average price of all applicable sales of our common stock to Hudson Global under the Purchase Agreement is equal to or greater than $0.78, such that the Exchange Cap would not apply to issuances and sales of common stock to Hudson Global under the Purchase Agreement. Therefore, we currently do not, and may not in the future, have access to the full amount otherwise available to us under the Purchase Agreement. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our common stock otherwise issuable pursuant to the Purchase Agreement.

S-8

We will require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct Hudson Global to purchase up to $20,000,000 worth of shares of our common stock under our agreement from time to time over a twenty-four (24) month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, generally (i) in minimum amount not less than $25,000 (calculated using the Initial Purchase Price (as defined in the Purchase Agreement)) and (ii) in a maximum amount up to the lesser of (a) $2,000,000 (calculated using the Initial Purchase Price) or (b) 200% of the Average Daily Trading Value (such share amounts being subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement).

The extent to which we rely on Hudson Global as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Hudson Global were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all of the $20,000,000 of our common stock to Hudson Global under the Purchase Agreement, we will still need additional capital to finance our product development programs, commercialization efforts and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. Should the financing we require to sustain our clinical development and working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Sales of a substantial number of shares of our common stock in the public market or raising additional funds through debt or equity financing could cause our stock price to fall.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic collaborations or partnerships, or marketing, distribution or licensing arrangements with third parties, we may be required to limit valuable rights to our intellectual property, technologies, therapeutic candidates or future revenue streams, or grant licenses or other rights on terms that are not favorable to us. Furthermore, any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our therapeutic candidates.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. A substantial number of shares of common stock are being offered by this prospectus supplement and the accompanying prospectus, and we cannot predict if and when Hudson Global may sell such shares in the public markets. We cannot predict the number of these shares that might be sold nor the effect that future sales of the shares of our common stock would have on the market price of our common stock.

Our management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

S-9

THE HUDSON GLOBAL TRANSACTION

Below is a description of the material terms to the Purchase Agreement, which is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed on our Current Report on Form 8-K field with the SEC on November 12, 2025, and incorporated by reference herein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

General

On November 5, 2025, we entered into the Purchase Agreement with Hudson Global.  In connection with the Purchase Agreement, on November 5, 2025, we also entered into a registration rights agreement, or the RRA, with Hudson Global, pursuant to which we agreed to take specified actions to maintain the registration of the shares of our common stock subject to the offering described in this prospectus supplement. Pursuant to the terms of the Purchase Agreement, Hudson Global has agreed to purchase from us up to $20,000,000 of our common stock (subject to certain limitations) from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement and RRA, we are filing with the SEC this prospectus supplement regarding the offer and sale under the Securities Act of the shares of common stock that we may issue and sell to Hudson Global under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we are issuing to Hudson Global 52,000 Commitment Shares upon the filing of this prospectus as consideration for its commitment to purchase the Shares pursuant to the Purchase Agreement. In addition to the Commitment Shares, we may, from time to time and at our sole discretion, direct Hudson Global to purchase up to $20,000,000 of shares of our common stock at a purchase price per share based on the market price of our common stock at the time of sale as calculated under the Purchase Agreement. Hudson Global may not assign or transfer its rights and obligations under the Purchase Agreement. We also agreed to reimburse Hudson Global for certain out-of-pocket expenses incurred in connection with the transactions contemplated under the Purchase Agreement (including its legal fees and expenses), in an aggregate amount of approximately $15,000.

Under applicable rules of Nasdaq, in no event may we issue or sell to Hudson Global under the Purchase Agreement shares of our common stock in excess of 4,043,018 shares (including the Commitment Shares), which represents 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement, or the Exchange Cap, unless we obtain shareholder approval to issue shares of our common stock in excess of the Exchange Cap. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of Nasdaq.

The Purchase Agreement also prohibits us from directing Hudson Global to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Hudson Global, would result in Hudson Global beneficially owning more than 4.99% of our outstanding shares of common stock, as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap.

Purchase of Shares under the Purchase Agreement

Upon the initial satisfaction of the conditions to our right to commence sales of Shares to Hudson Global set forth in the Purchase Agreement (such event, the “Commencement”), we will have the right, but not the obligation, from time to time and at our sole discretion during the “Commitment Period” to direct Hudson Global to purchase Shares by delivering a Put Notice. The Commitment Period begins on the execution date of the Purchase Agreement and ends on the earliest of (i) the date Hudson Global has purchased Shares equal to the Maximum Commitment Amount, (ii) twenty-four (24) months after the date of the Purchase Agreement, (iii) our written termination (outside of a valuation period and when Hudson Global no longer holds Put Shares) to Hudson Global, (iv) the registration statement ceasing to be effective, or (v) certain bankruptcy-related events, in each case as described in the Purchase Agreement.

The purchase price per Share (the “Purchase Price”) will be the lesser of (i) 92% of the average of the three (3) lowest trading prices of our common stock on the Principal Market during the ten (10) trading days immediately preceding the applicable Put Date (the “Initial Purchase Price”) and (ii) 92% of the lowest closing price of our common stock on the Principal Market on any trading day during the period beginning on the Put Date and continuing through the date that is three (3) trading days immediately following the Clearing Date associated with the applicable Put Notice (the “Valuation Period,” and such price, the “Market Price”). The Purchase Price will be equitably adjusted for stock splits, reverse stock splits and similar events during the applicable Valuation Period.

S-10

The Company may direct Hudson Global, by its delivery of a Put Notice, to purchase Shares: (i) in a minimum amount not less than $25,000 (calculated using the Initial Purchase Price) and (ii) in a maximum amount up to the lesser of (a) $2,000,000 (calculated using the Initial Purchase Price) or (b) 200% of the Average Daily Trading Value. There is no upper limit on the price per share that Hudson Global could be obligated to pay for Shares under the Purchase Agreement.

From and after Commencement, we will control the timing and amount of any sales of Shares to Hudson Global. Actual sales of Shares to Hudson Global under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, market conditions, the trading price of the common stock, and determinations by us as to the appropriate sources of funding for our operations. We may ultimately decide to sell to Hudson Global all, some, or none of the Shares that may be available for us to sell pursuant to the Purchase Agreement.

Beneficial Ownership Limitation

The Purchase Agreement prohibits us from directing Hudson Global to purchase any Shares if those shares, when aggregated with all other shares of our common stock then beneficially owned by Hudson Global (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder) would result in Hudson Global beneficially owning more than 4.99% of our issued and outstanding common stock (the “Beneficial Ownership Limitation”).

Exchange Cap

Under applicable Nasdaq rules, we may not issue to Hudson Global under the Purchase Agreement more than the number of shares of our common stock equal to the Exchange Cap, as defined in the Purchase Agreement, unless and until we obtain shareholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with Nasdaq Rule 5635(d).

Proceeds

Because the purchase price per share to be paid by Hudson Global for the Shares that we may elect to sell under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the Valuation Period for each Purchase made, as of the date of this prospectus supplement it is not possible for us to predict the number of shares of common stock that we will sell to Hudson Global thereunder, the actual purchase price per share to be paid by Hudson Global for such shares, or the actual gross proceeds to be raised by us from those sales, if any.

As of December 1, 2025, there were 20,225,205 shares of our common stock issued and outstanding, which excludes both the Commitment Shares issuable to Hudson Global and the Shares we may, in our sole discretion, sell to Hudson Global from time to time from and after the Commencement Date pursuant to the Purchase Agreement. Further, although the Purchase Agreement provides that we may issue and sell up to an aggregate of $20,000,000 of Shares to Hudson Global, we may not issue shares of our common stock in excess of the Exchange Cap, as defined in the Purchase Agreement, unless and until we obtain shareholder approval in accordance with applicable Nasdaq rules. If all of the shares offered hereunder were issued and outstanding as of such date, such shares would represent approximately 19.99% of our total outstanding common stock, assuming no other issuances.

If, after the Commencement Date, we elect to sell to Hudson Global all of the Shares (in addition to the Commitment Shares) that are available for sale by us to Hudson Global under the Purchase Agreement and that are being registered for resale under this prospectus, depending on the market prices of our common stock during the applicable Valuation Period for each Purchase made pursuant to the Purchase Agreement, the actual gross proceeds to us from the sale of all such shares may be substantially less than the $20,000,000 Maximum Commitment.

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If it becomes necessary for us to issue and sell to Hudson Global more shares of our common stock than are being registered for resale under this prospectus, we must first (i) obtain shareholder approval to issue shares of our common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by Hudson Global of any such additional shares of our common stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock to Hudson Global under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of our common stock in addition to the shares being registered for resale hereunder could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by Hudson Global is dependent upon the number of Shares, if any, we ultimately sell to Hudson Global under the Purchase Agreement.

The proceeds from sales of Shares, if any, under the Purchase Agreement will depend on the frequency and prices at which we sell Shares to Hudson Global. To the extent we sell Shares under the Purchase Agreement, we plan to use any proceeds therefrom for working capital and general corporate purposes.

Conditions Precedent to Commencement and For Delivery of Put Notices

Our right to deliver a Put Notice to Hudson Global under the Purchase Agreement is conditioned upon (i) the accuracy in all material respects of our representations and warranties included in the Purchase Agreement, and (ii) Hudson Global’s performance and satisfaction, in all material respects, with the covenants, agreements and conditions at or prior to the Closing and as required by the Purchase Agreement.  Hudson Global’s obligation to accept a Put Notice from us is conditioned upon the following:

•

the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by us to Hudson Global under the Purchase Agreement) shall continue to be effective under the Securities Act, and Hudson Global is able to utilize this prospectus to resell all of the shares of common stock included in this prospectus (and included in any such additional prospectuses);

•	the registration statement shall not have been suspended or otherwise ineffective;
•	our representations and warranties pursuant to the Purchase Agreement shall remain accurate in all material respects;
•

the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by us to Hudson Global under the Purchase Agreement) or prohibiting or suspending the use of this prospectus;

•

we shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by such party;

•	there shall be no Material Adverse Effect that has occurred;
•	the Shares then to be purchase shall not exceed the Beneficial Ownership Limitation nor be in an amount that exceeds the Exchange Cap;
•	our common stock shall not be deemed a “penny stock’ as defined in SEC Rule 240.3a51-1;
•	the Closing Certificate executed by an executive officer of the Company shall have been received;
•	our common stock shall be DWAC-eligible and not subject to any “DTC chill” or similar restriction;
•	the lowest traded price of our common stock in the ten (10) consecutive trading days immediately preceding the Put Date shall be greater than $0.15 per share; and
•

there shall be an absence of any action, suit, or proceeding before any arbitrator, court, or governmental authority seeking to restrain, prevent, or materially alter the transactions contemplated by the Purchase Agreement, or seeking material damages in connection therewith.

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Covenants

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Restrictions

The Purchase Agreement provides that we may not enter into another Equity Line of Credit agreement during the term of the Purchase Agreement without written consent of Hudson Global. The Purchase Agreement grants Hudson Global a right of first refusal with respect to any Variable Rate Transaction we may engage in with any other party.  Hudson Global and its affiliated entities have agreed not to cause, or engage in any manner whatsoever in, any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.

Termination

The Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the 24-month period following the Commencement Date, (ii) Hudson Global’s purchase of the Shares equal to the Maximum Commitment of $20,000,000, or (iii) the occurrence of certain other events set forth in the Purchase Agreement.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon prior written notice to Hudson Global, provided that Hudson Global no longer holds any Shares and such notice is not delivered during a Valuation Period.

Effect of Performance of the Purchase Agreement on Our Existing Stockholders; Dilution

The issuance of shares of our common stock to Hudson Global pursuant to the Purchase Agreement will not affect the rights or privileges of our existing common stockholders, except that the economic and voting interests of each of our existing common stockholders will be diluted. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of common stock after any such issuance. There are substantial risks to our stockholders as a result of the sale and issuance of common stock to Hudson Global under the Purchase Agreement. For additional information, refer to the sections of this prospectus titled “Risk Factors” and “Dilution.”

All shares of our common stock registered in this offering are expected to be freely tradable. The sale by Hudson Global of a significant number of shares of our common stock that are registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of Shares, if any, to Hudson Global under the Purchase Agreement will depend upon market conditions, the trading price of the common stock, determinations by us as to the appropriate sources of funding for our operations, and other factors to be determined by us. We may ultimately decide to sell Hudson Global all, some, or none of the Shares that may be available for us to sell to Hudson Global pursuant to the Purchase Agreement.

If and when we do elect to sell Shares to Hudson Global, Hudson Global may sell all, some, or none of those shares at any time or from time to time in its discretion, and such resales may be at different prices. As a result, investors who purchase shares of our common stock from Hudson Global in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares of our common stock they purchase from Hudson Global as a result of future sales made by us to Hudson Global at prices lower than the prices such investors paid for their shares of our common stock in this offering. In addition, if we sell a substantial number of Shares to Hudson Global, or if investors expect that we will do so, the actual sales of those shares, or the mere existence of our arrangement with Hudson Global, may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

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Although the Purchase Agreement provides that we may sell up to an aggregate of $20,000,000 of Shares to Hudson Global, only such number of shares of our common stock as is permitted under the Exchange Cap (as defined in the Purchase Agreement) are being registered for resale under this prospectus, which includes the Commitment Shares. If, after the Commencement Date, we elect to issue and sell to Hudson Global all shares of common stock being registered for resale under this prospectus, the actual gross proceeds from the sale of all such shares may be substantially less than the $20,000,000 available to us under the Purchase Agreement, depending on the market prices of our common stock during each applicable Valuation Period. If it becomes necessary for us to issue and sell to Hudson Global more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $20,000,000, we must first obtain shareholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules. The number of shares of our common stock ultimately offered for sale by Hudson Global will depend on the number of Shares, if any, we ultimately sell to Hudson Global under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Hudson Global from our sale of Shares under the Purchase Agreement at varying purchase prices, assuming we were to sell the maximum number of Shares to Hudson Global permitted under the Exchange Cap thereunder:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Hudson Global (2)	Gross Proceeds from the Sale of Shares to Hudson Global Under the Purchase Agreement
$0.78	(3)	4,043,018	19.99%	$3,153,959
$1.00		4,043,018	19.99%	$4,043,018
$1.50		4,043,018	19.99%	$6,064,528
$2.00		4,043,018	19.99%	$8,086,037

1)

Includes the total number of Purchase Shares which we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $20,000,000, if available, while giving effect to the Exchange Cap and without regard for the limitation of the Beneficial Ownership Cap and excludes the Commitment Shares.

2)

The denominator is based on 20,225,205 shares outstanding immediately prior to the execution of the Purchase Agreement. The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column.

3)	The closing price of our common stock on December 1, 2025.

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USE OF PROCEEDS

We may receive up to $20,000,000 in aggregate gross proceeds from any sales we make to Hudson Global pursuant to the Purchase Agreement from and after the date of this prospectus supplement. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our offering proceeds will be less. Because we are not obligated to sell any additional shares of our common stock under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.

We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

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DIVIDEND POLICY

Our Board has never declared or paid any cash dividends, and our Board does not currently intend to pay any cash dividends for the foreseeable future. Our Board expects to retain future earnings, if any, to fund the development and growth of the Company’s business. Any future determination to pay dividends will be at the discretion of our Board and will depend upon, among other factors, the Company’s financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our Board may deem relevant.

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DILUTION

The net tangible book value of our common stock on September 30, 2025, was approximately ($847,277) million, or ($0.04) per share of common stock. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the assumed sale by us of 4,043,018 shares of our common stock under this prospectus supplement at an assumed average sale price of $0.78 per share of our common stock, which is equal to the closing sale price of our common stock on Nasdaq on December 1, 2025, and the issuance of 52,000 Commitment Shares to Hudson Global, without giving effect to the Exchange Cap under the Purchase Agreement, and after deducting estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $3.8 million, or $0.16 per share of common stock. This represents an immediate increase in net tangible book value per share of $0.12 to our existing stockholders and an immediate dilution in net tangible book value of $0.56 per share to Hudson Global.

The following table illustrates this per share dilution:

Assumed public offering price per share		$0.78
Net tangible book value per share as of September 30, 2025	$0.04
Increase in net tangible book value per share attributable to Hudson Global	$0.12
As adjusted net tangible book value per share after giving effect to the offering		$0.16
Dilution per share to Hudson Global		$0.56

The number of shares of common stock to be outstanding after this offering as set forth above is based on 20,225,205 shares issued and outstanding as of December 1, 2025, and excludes:

•

737,542 shares of common stock issuable upon vesting and exercise of stock options outstanding as of December 1, 2025 under our Amended and Restated 2016 Equity Incentive Plan (the “Plan”) (of which 737,542 shares are vested and exercisable as of December 1, 2025);

•	200,000 shares of common stock issuable upon the vesting of restricted stock units outstanding as of December 1, 2025 under the Plan;
•	1,499,000 shares of common stock reserved for future issuance under the Plan ; and
•	2,604,388 shares of common stock issuable upon exercise of outstanding warrants.

The shares subject to the Purchase Agreement are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $0.78 per share shown in the table above, assuming all of our common stock in the aggregate amount of $20.0 million during the term of the Purchase Agreement is sold at that price, would increase our pro forma as adjusted net tangible book value per share to $0.28 per share and would increase the dilution in net tangible book value per share to investors purchasing in this offering to $1.36 per share, after deducting estimated offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.78 per share shown in the table above, assuming all of our common stock in the aggregate amount of $20.0 million during the term of the Purchase Agreement is sold at that price, would increase our pro forma as adjusted net tangible book value per share to $0.08 per share and would increase the dilution in net tangible book value per share to investors purchasing in this offering to $0.16 per share, after deducting estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that any of these outstanding options or warrants are exercised or restricted stock units vest, or sales are made pursuant to the Purchase Agreement, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement, we are offering up to $20,000,000 of shares of common stock that we may issue and sell to Hudson Global from time to time pursuant to the Purchase Agreement and 52,000 shares of our common stock being issued to Hudson Global as Commitment Shares under the Purchase Agreement.

We will issue to Hudson Global the 52,000 Commitment Shares upon the filing of this prospectus as consideration for its commitment to purchase the Shares pursuant to the Purchase Agreement. It is anticipated that shares offered to Hudson Global in this offering will be sold from time to time over a twenty-four (24) month period commencing after satisfaction of certain conditions set forth in the Purchase Agreement.

Subject to satisfaction of the conditions in the Purchase Agreement, we may, from time to time after the date of this prospectus supplement and at our sole discretion, direct Hudson Global to purchase generally (i) in minimum amount not less than $25,000 (calculated using the Initial Purchase Price (as defined in the Purchase Agreement)) and (ii) in a maximum amount up to the lesser of (a) $2,000,000 (calculated using the Initial Purchase Price) or (b) 200% of the Average Daily Trading Value (such share amounts being subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement), provided that the lowest traded price of our common stock in the ten (10) consecutive trading days immediately preceding the Put Date shall be greater than $0.15 per share. The Purchase Price per Share shall be the lesser of (i) the Initial Purchase Price and (ii) the Market Price.

Hudson Global is an “underwriter” within the meaning of Section 1(a)(11) of the Securities Act. Hudson Global has informed us that it intends to sell to the public the Purchase Shares and Commitment Shares that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the Nasdaq Capital Market at prices and at terms then prevailing or at prices related to the then current market price. See “The Hudson Global Transaction” for a description of the Purchase Agreement and additional information regarding Hudson Global.

We have agreed to indemnify Hudson Global and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered. We have agreed to reimburse Hudson Global for certain of its expenses in connection with the offering.

Hudson Global has represented to us that at no time prior to the Purchase Agreement has Hudson Global or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Hudson Global agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Hudson Global that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Hudson Global, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus supplement and the accompanying prospectus.

This offering will terminate at the end of the “Registration Period” as defined in the RRA following the date that all shares offered by this prospectus have been sold to Hudson Global.

The transfer agent and registrar of our common stock is Continental Stock Transfer & Trust Company.  Our common stock is listed on The Nasdaq Capital Market under the symbol “TOMZ.”

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LEGAL MATTERS

The validity of the issuance of our Common Stock offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Palo Alto, California.

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EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements)  of Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under the is prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement the accompanying prospectus and incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or accompanying prospectus is accurate as of any date other than the date on the front page of this prospectus supplement or the date on the front page of the accompanying prospectus, respectively, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or any sale of the securities offered by this prospectus supplement or the accompanying prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at https://investor.tomimist.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such reports and documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus supplement forms a part but prior to the effectiveness of such registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 14, 2025;

•	Our Amendment to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with SEC on May 1, 2025;

•

Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March, 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 8, 2025, August 14, 2025, and November 14, 2025, respectively;

•	Our Definitive Proxy Statement on Schedule 14A relating to our 2025 annual meeting of stockholders, filed with the SEC on September 30, 2025;

•

Our Current Reports on Form 8-K, filed with the SEC on January 15, 2025, April 3, 2025, June 5, 2025, July 1, 2025, September 16, 2025, October 1, 2025, November 20, 2025, and November 21, 2025 (each excluding any portions thereof that are furnished and not filed); and

•	The description of our securities contained in Form 8-A, filed with the SEC on September 29, 2020, including any amendment or report filed for the purpose of updating that description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents.

You should direct any requests for documents to:

TOMI Environmental Solutions, Inc.

8430 Spires Way, Suite N

Frederick, Maryland 21701

Telephone: (800) 525-1698

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